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                                                               Exhibit 10.23




ASSET PURCHASE AGREEMENT ENTERED INTO BY AND BETWEEN PALMER ASSOCIATES, LTD. (HEREINAFTER REFERRED TO AS "Seller"), PARTY OF THE FIRST PART, AND O'GARA-HESS & EISENHARDT ARMORING COMPANY (HEREINAFTER REFERRED TO AS THE "Buyer"), PARTY OF THE SECOND PART, PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES:


                          R E P R E S E N T A T I O N S


I. SELLER HEREBY REPRESENTS:

A. That Seller is an international business company duly organized and validly existing under the laws of the Bahamas

B. That Seller is the owner of certain data bases described on EXHIBIT "1" hereto, which data bases (the "Data Bases") were acquired from its affiliate Palmer Associates, S.C., of Mexico.

C. That Seller is also the owner of a client list as set forth in EXHIBIT "2" attached hereto (the "Client List").

D. That Seller wishes to sell the Data Bases and Client List to Buyer pursuant to the terms herein contained, as its shareholders have agreed to such sale.


II. BUYER HEREBY REPRESENTS:

A. A. That it is a company duly organized and validly existing under Delaware
      Law.

B. That it wishes to acquire the Data Base and Client List according to the terms and conditions hereof.


IN VIEW OF THE ABOVE, the parties agree as follows:


                                 C L A U S E S:


SECTION 1. Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, the Data Bases and Client List.

SECTION 2. Seller transfers the Data Bases and Client List free of any charge and encumbrance and without limitation as to title thereto. The Seller undertakes a covenant of title and guarantees any obligation assumed hereunder during a 5 (five) year term counted from the date of execution hereof.

Seller represents that the information on the Data Bases are accurate and can be used as described on EXHIBIT "1".


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SECTION 3.

A. In consideration for the transfer of the Data Bases and Client List, the Buyer shall pay Seller the amount of Nine Hundred Fifty Thousand Dollars in United States currency ($ 950,000.00) as follows:

         i- by check in the amount of $ 450,000.00 that Buyer shall deliver to Seller on a date (the "Closing Date") within three days of the initial public offering of Buyer's affiliate, The O'Gara Company, in the United States;

         ii- by a promissory note in the face amount of $500,000.00 delivered on the Closing Date, payable as set forth on EXHIBIT "3".

B. On or before the Closing, Seller shall deliver to Buyer any and all invoices and documentation evidencing title to the Assets.

SECTION 4. Seller hereby agrees to indemnify and hold Buyer harmless from and against: a) any of Seller's liabilities not expressly assumed hereby in Buyer, including any claims by Associate's shareholders, and b) any losses, damages, charges, claims, expenses, liabilities or obligations, including but not limited to attorney's fees and legal expenses arising from Seller's failure to comply with any representation made or obligation assumed hereunder.

SECTION 5. REPRESENTATIONS OF SELLER.

Seller represents as follows, intending that Buyer may rely on the same in consummating the transactions herein contemplated:

A. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas with full power to own, lease and operate its properties and assets to engage in its business as presently conducted; the sale of the Data Bases and Client List by Seller has been duly authorized and approved, together with the performance of all of its obligations hereunder, and execution of any other instruments necessary to consummate the transactions contemplated hereby.

B. Seller is the absolute owner of the Data Bases and Client List, free and clear of all liens or encumbrances.

C. All taxes and assessments which Seller is required by law to pay, withhold or collect have been and will be duly withheld, collected and paid to the proper governmental authorities.

D. No dispute or controversy concerning the terms and conditions of employment exists with any employee or contractor of Seller.

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E. No litigation or adverse claim of any nature is pending against Seller, and none has been threatened, including, without limitation, any investigation, proceedings or audit by any governmental agency.

F. No statement contained herein or in any document or furnished or to be furnished by Seller to Buyer pursuant to or in connection with the transactions contemplated hereby, contains or will contain any untrue statement or omission of any material fact necessary in order to make the statement therein not misleading.

SECTION 6. REPRESENTATIONS OF BUYER.

Buyer represents as follows:

A. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Buyer.

B. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms (subject to bankruptcy and other laws affecting the rights of creditors generally);

SECTION 7. SURVIVAL OF REPRESENTATIONS.

The above stated representations by Buyer and Seller shall survive the date hereof and continue in full force and effect after the consummation of the transactions contemplated by this Agreement.

SECTION 8. All notices to be given hereunder shall be given in writing and delivered in an unquestionable manner at the addresses of the parties mentioned in the Representations hereof.

SECTION 9. For the interpretation of and compliance with this agreement, the parties expressly submit to the jurisdiction of the courts of Hamilton County, Ohio, USA, hereby waiving any other jurisdiction that may correspond to them by reason of their present or future domiciles.

SECTION 10. SUPPLEMENTAL DELIVERIES OF INSTRUMENTS.

At the request of Buyer, Seller shall hereafter execute and deliver to Buyer supplementary instruments of transfer or assignment or such other documents as may be necessary or desirable to consummate the transactions contemplated herein.

SECTION 12.   LIABILITIES; INDEMNIFICATION.

A. The parties agree that all claims presented to Buyer by customers on account of services performed by Seller prior to the

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date hereof shall be referred to Seller for settlement; Seller shall be responsible and pay for any settlement therefor.

B. Buyer shall not assume any liabilities of any nature or any kind whatsoever.

C. Seller shall indemnify, defend and hold Buyer and its affiliates harmless from (a) all liabilities of Seller not expressly assumed by Buyer hereunder, including any claims made by the other shareholders of Seller and (b) any and all losses, damages, charges, claims, expense, liabilities, indebtedness or obligations, including, without limitation, attorneys' fees and court costs, as a result of any breach by Seller of any of the representations made in or obligations assumed under this Agreement or in any of the transactions contemplated hereunder.

SECTION 13. BINDING AGREEMENT.

A. This Agreement shall be binding upon and inure to the benefit of the parties their respective heirs, executors, administrators and assigns. The foregoing notwithstanding, no party shall assign his or its rights or delegate its duties hereunder.

B. In the event that any section or clause of this Agreement is held or declared to be void or illegal for any reason, the offending section or clause shall be stricken and all other sections or clauses of this Agreement shall nevertheless remain in full force and effect.

All notices and communications hereunder shall be in writing and sent by fax, courier, express mail service or otherwise delivered in an unquestionable manner, addressed as follows:

To Buyer:                                   O'Gara-Hess & Eisenhardt Armoring
                                              Company
                                            9113 Lesaint Drive
                                            Fairfield, Ohio 45014

With a copy to:                             Taft, Stettinius & Hollister
                                            1800 Star Bank Center
                                            Cincinnati, OH 45202 USA
                                            Attn:  Ross E. Wales, Esq.

To Seller:                                  Morton M. Palmer
                                            % Palmer Associates, S.C.
                                            Polo Santo 12-4, Lomas Altos
                                            Delegation Miguel Hidalgo
                                            11950 Mexico, D.F., Mexico


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SECTION 14. GOVERNING LAW.

This Agreement is of a commercial nature and for any dispute the parties agree that the laws of the State of Ohio, U.S.A. shall apply.

B. The parties expressly waive any other jurisdiction to which they may be entitled by virtue of their present domicile or otherwise.

THIS AGREEMENT is executed this October 29, 1996.

       THE "SELLER"                               THE "BUYER"

                                           O'GARA-HESS & EISENHARDT
                                               ARMORING COMPANY


By:/s/ Morton M. Palmer                    By:/s/ Nicholas P. Carpinello
   --------------------------                 -------------------------------
   Mr. Morton M. Palmer                       Nicholas P. Carpinello
                                              Executive Vice President






                                  Morton Palmer



                              /s/ Morton M. Palmer
                              --------------------



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                                                                     Exhibit "1"


                                   DATA BASES

1. KIDNAP (for ransom) data bases from January 1993 to present. We have roughly 1,200 names in this data base.

These have 7 fields:      full name
                          age/sex
                          State of the Republic
                          date of capture-date of release
                          Amount Demanded - amount paid
                          Status (releases unharmed, killed)
                          Comments on circumstances
                                   (such as captures on open road;
                                   taken out of their home or office;
                                   e.g. kidnapper modus operandi)

To the best of our knowledge, this is the only such data base on Mexican kidnaps. The possession of this data base enables us, iter alia, to counsel clients on kidnap profile, kidnapper modus operandi and how to avoid kidnap.

The immediate applicability to O-H&E is this information enabled us to press for an ability to armor pick-up trucks - since the majority of kidnaps in Mexico are occurring on the open road while the victims (ranchers and farmers) are en route to their farms. Additionally, these same persons are natural buyers for the ComSat capabilities that O-H&E is selling through O'Gara Satellite Services.

2. Truck Driver Hijackings

A. These have 7 fields with roughly 1,800 names of hijacked drivers. The point is that a majority of hijacks have driver complicity. We were also looking for same driver involvement in multiple incidents. This information has enabled us to brief clients and to built toward an overall "secure trucking" program.

                                   date of hijack
                                   full name of driver
                                   date of birth (when available)
                                   location of hijack
                                   name of transportation company
                                   product identification
                                   comments on modus operandi and or
                                   possible driver complicity.

B. These have only 4 fields with roughly 300 names of individuals arrested for cargo truck hijacking - as a natural meld with the foregoing.


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                                   full name
                                   date of birth
                                   date of arrest
                                   any details

With the addition of QUALCOM and/or other O-H&E technical competence, we should be able to make expanded use of this capability. Our ambition is to dramatically expand this data base with cooperation from various local and international insurance companies. We are in the throes of a major project with AETNA's joint venture partner (Seguros Monterrey/Aetna) based largely on the information that we were able to pull out of these data bases.

3.       BOARD OF DIRECTORS OF MEXICO'S PUBLICLY HELD COMPANIES:

The Mexican Stock Exchange (BMV) produces a tome each year - listing all of the publicly held companies. The companies are not listed in alphabetical order and this large (1,400 pages) book is very difficult to use. Each listing contains some economic information (Believe it at your peril!) and also contains a list of the boards of directors of each company. Some pages have as many as twelve companies on each page.

Since no one in Mexico has bothered to retrieve, much less sort) the names, we did. This data base has 4 fields, as follows:

                                   full names
                                   name of company
                                   page in the BMV book
                                   Chairmen of the Board are in CAPS

We find this data base invaluable as we begin reputational due diligence research projects - to see which if any boards the individual is on and to see who else is on the same boards and other forms of inter-relationships.



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                                                                     Exhibit "2"

                                   CLIENT LIST


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                                                                     Exhibit "3"

$ 500,000.00                                                   November __, 1996
                                                                Cincinnati, Ohio

                                 PROMISSORY NOTE
                                 ---------------

         For value received, O'GARA-HESS & EISENHARDT ARMORING COMPANY, a Delaware corporation, whose address is 9113 LeSaint Drive, Fairfield, Ohio 45014 ("Debtor"), promises to pay to the order of PALMER ASSOCIATES, LTD, a Bahamian corporation ("Payee"), whose address is ________, or at such other place as Payee may from time to time designate in writing, the principal sum of Five Hundred Thousand Dollars ($500,000.00), payable in two annual principal installments, of Two Hundred Fifty Thousand Dollars ($250,000.00) each, on December 31, 1997 and 1998, plus interest at seven percent (7%), also paid annually.

         Failure of Debtor to make payment within thirty (30) days of the date on which any installment is due as more particularly set forth above shall be deemed to be an event of default. On the occurrence of an event of default, Payee may declare the entire amount due hereunder immediately due and payable, and the interest rate hereunder shall be increased from and after such default to ten percent (10%).

         This Note has been delivered by Debtor pursuant to the terms and provisions of an Asset Purchase Agreement entered into this date, by which Payee transferred to Debtor, for this and other valuable consideration, certain assets described therein.

         This Note and any installment payment due hereunder may be prepaid at any time without charge or penalty, provided that any prepayment shall be applied against the last installment(s) due. This note shall be binding upon Debtor and Debtor's legal representatives, successors and assigns.

         This Note shall be governed by the laws of the State of Ohio and may not be changed or terminated orally.

Witnessed by:                                     O'GARA-HESS & EISENHARDT
                                                  ARMORING COMPANY

                                                  By:
-----------------------------                        --------------------------
                                                     --------------------------
----------------------------



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